                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                                   AAON, INC.
       -------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

       -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing party:

       -------------------------------------------------------------------------
    4) Date Filed:

       -------------------------------------------------------------------------

                           FOR IMMEDIATE RELEASE

                                         Contact: Norman H Asbjornson, President
                                         AAON, Inc.
                                         918-583-2266
                                         918-583-6094 (fax)

AAON, INC. LETTER CITES EXCELLENT OPERATING AND STOCK PRICE
PERFORMANCE;  URGES SUPPORT OF MANAGEMENT NOMINEES

Tulsa, Oklahoma. May 19, 1999

The following letter by Norman H. Asbjornson, President of AAON, Inc. (NASDAQ:AAON), is being sent to AAON stockholders:



                                                              May 19, 1999

Dear Fellow AAON Stockholders:

Performance counts. Operating performance.  Stock price performance.

After completing our best year ever for sales and earnings in 1998, we enjoyed our best quarter ever in the first three months of 1999, followed by our best month ever this past April.

No wonder our stock price is up over 55% since the beginning of 1998. During this time, we have outperformed the Standard & Poor's 500 Index, the Dow Jones Industrial Average and the Russell 2000 Index, and have handily outperformed our industry peer group. (As described on page 16 of our proxy statement, the peer group consists of American Standard Companies, Fedders Corp., International Comfort Products Corporation, Mestek, Inc., Nortek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.)

AAON is now positioned for further strong growth. With your support, I believe we can achieve new records in our performance.

I would like to take this opportunity to clear up an important issue that has been raised in this proxy contest. For the record, the Board of Directors is not, and has never been, opposed to a sale of the Company on terms that reflect our rapidly growing business and provide for fair treatment for all stockholders.

Our Stockholder Rights Plan was adopted by the Board in February to prevent coercive or unfair takeover attempts - precisely the type of unfair offer, in my opinion, that was made by Bay Harbour in their buyout proposal last November when they spoke favorably of a "cheaper purchase price" to be paid to AAON holders due to low current multiples for small company stocks and the ability of their proposed buyout group to prevent competing bids.

I realize you have received numerous mailings as a result of this disruptive proxy contest which was commenced by Bay Harbour. I thank you for your patience in this important matter. Since only your latest dated proxy counts, please make certain that your latest dated card is the Board's white proxy.

 Please vote the Board's white proxy card today. Do not send in any gold card.

For immediate assistance in voting your shares in time for the May 25th annual meeting, please call our proxy solicitor, Beacon Hill Partners, at 800-755-5001. Thank you for your consideration.

Sincerely,

Norman H. Asbjornson

President.